IROQUOIS VALLEY FARMLAND REIT, PBC

An offering of up to $50,000,000 in Common Stock

SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 5.4.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THIS AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS MADE AVAILABLE BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

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THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER TO SELL SECURITIES, NOR DO THEY SEEK AN OFFER TO BUY SECURITIES, IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE OF SUCH SECURITIES IS NOT PERMITTED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT ANY PROSPECTIVE INVESTMENT IN THE SECURITIES. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

1.      Subscription. The undersigned (“Subscriber”) subscribes for and agrees to purchase share of common stock (“Shares”) of Iroquois Valley Farmland REIT, PBC, a Delaware public benefit corporation (“Company”), at a purchase price of $596 per share multiplied by the number of Shares purchased (“Total Purchase Price”), upon the terms and conditions set forth herein. Subscriber understands that the Shares are being offered pursuant to an offering circular dated March 27, 2019 (“Offering Circular”), filed with the SEC as part of the Company’s Offering Statement on Form 1-A (“Offering Statement”) in connection with the Company’s offering of up to $50,000,000 of Shares (“Offering”). By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received the Offering Materials, including the exhibits thereto, and any other information required by Subscriber to make an investment decision.

2.      Subscriptions. Subscriber’s subscription may be accepted or rejected by the Company at its sole discretion. The Company will issue the Shares to the Subscriber following the Company’s acceptance of the Subscriber’s subscription. If Subscriber’s subscription is rejected, no payment will be made by Subscriber to the Company and all of Subscriber’s obligations hereunder related to the rejected subscription shall terminate.

3.      Closings. The Company may, in its sole discretion, modify, amend or withdraw this Offering at any time in whole or in part. There will be one or more closings for the purchase of the Shares (each a “Closing”) with the first Closing date being the date on which the Company receives and accepts subscription funds from Subscriber or other subscribers.

4.      Rejection. In the event of rejection of this subscription in its entirety, or in the event the sale of Shares (or any portion thereof) is not consummated for any reason, this Agreement shall have no force or effect.

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5.      Conditions to Obligations of the Company. The obligation of the Company to sell and deliver the Shares to Subscriber is subject to the fulfillment, prior to delivery, of each of the following conditions:

5.1          Execution of Subscription Documents. Subscriber will have executed and delivered:

(i)	the Investment Information page,
(ii)	the Subscriber Information page,
(iii)	the Supplemental Information for Non-Natural Persons page, if applicable,
(iv)	the Signature Page, and
(v)	a completed and signed Form W-9

(collectively, the “Subscription Documents.”). Instructions are included as Exhibit A attached hereto.

5.2          Accuracy of Subscriber’s Representations and Warranties. Each of the representations and warranties made by Subscriber in the Subscription Documents is true and correct in all respects as of the date of this Agreement and at the time of Closing except as otherwise expressly set forth in such Subscription Documents.

5.3          Performance by Subscriber. Subscriber will have duly performed and complied in all respects with all covenants and conditions contained in the Subscription Documents required to be performed or complied with by Subscriber prior to delivery of the Shares, including, but not limited to, payment to the Company of the Total Purchase Price in immediately available funds.

5.4          Verification of Eligibility. Subscriber shall have affirmed, by checking the appropriate box on the Investment Information page attached hereto, that Subscriber is qualified to participate in this Offering, meaning that: (i) Subscriber’s investment in Shares does not exceed 10% of the greater of Subscriber’s annual income or net worth, or (ii) Subscriber is an “Accredited Investor” within the meaning of Rule 501 of the Securities Act.

6.      Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that the Company is a Public Benefit Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as proposed to be conducted and to sell the Shares to Subscriber. This Agreement is a valid and binding obligation of the Company in accordance with its terms.

7.      Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company as follows:

7.1             Subscriber’s Capacity, Power and Authority. Subscriber has the full capacity, power and authority to execute and deliver each of the Subscription Documents to the Company. When executed and delivered by Subscriber, this Agreement shall constitute a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights

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generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

7.2             Compliance with Laws and Other Instruments. The signature and delivery of the Subscription Documents, the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions of the Offering Materials, and the performance of the Subscriber’s obligations hereunder and thereunder will not conflict with, or result in any violation of or default under, any other instrument to which Subscriber is a party or by which the Subscriber or any of the Subscriber’s properties are bound or any permit, franchise, judgment, decree, statute, rule or regulation applicable to the Subscriber or the Subscriber’s properties.

7.3             Receipt of Documents and Other Information. Subscriber has been furnished with, and acknowledges receipt of the Offering Materials, and such financial or other information concerning the Company as Subscriber considers necessary in connection with Subscriber’s investment in the Shares.

7.4             Access to Information. Subscriber (or Subscriber’s legal, tax or financial advisers) has been provided an opportunity to ask questions of, and has received satisfactory answers from, the Company, its representatives and its advisers regarding the Company, each of the Subscription Documents, and all other matters pertaining to an investment in the Shares, and Subscriber has obtained all additional information requested from the Company, if any.

7.5             Evaluation of and Ability to Bear Risks. Subscriber has such knowledge and experience in financial and business affairs that Subscriber is capable of evaluating the merits and risks of an investment in the Shares, including, but not limited to, those risks set forth in the Offering Circular. Subscriber understands his, her or its rights and obligations as a stockholder of the Company. Subscriber has not relied upon any oral or written representations, warranties, covenants or agreements other than those expressly set forth in this Agreement and the Offering Circular.

7.6             Purchase for Investment; Acknowledgement of Transfer Restrictions. Subscriber is subscribing for the Shares pursuant to this Agreement solely for Subscriber’s own account, for investment purposes only, and not with a view to or for sale in connection with any distribution of all or any part of the Shares. Subscriber agrees that Subscriber will not, directly or indirectly, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Shares, or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares, except in accordance with any applicable laws, including, but not limited to, the Securities Act. Subscriber understands that Subscriber must bear the economic risk of an investment in the Shares Subscriber also acknowledges and understands that the provisions of the Company’s Bylaws restrict sale and transfer of the Shares. Any such attempted transfer, assignment, pledge or other disposal or encumbrance shall be null and void ab initio and of no force and effect.

7.7             Accuracy of Information Provided. All documents and information provided to the Company by Subscriber pursuant to this Agreement, whether previously delivered or yet to be delivered to the Company, is true, correct and complete in all respects as of the date of this Agreement and as of Closing.

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7.8             Subscriber’s Financial Situation. Subscriber has adequate means of providing for his, her or its current financial needs, including possible future personal financial contingencies, and Subscriber anticipates no need in the foreseeable future to sell the Shares for which Subscriber hereby subscribes. Subscriber’s financial situation is such that Subscriber can afford to bear the economic risk of holding the Shares indefinitely and Subscriber can afford the complete loss of Subscriber’s investment in the Shares.

7.9             Subscriber Eligibility. Subscriber understands that to participate in the Offering, he or she must satisfy the eligibility criteria established by the Company and described in the Offering Circular. These eligibility criteria are also set forth in questions and signature pages hereto. Subscriber represents and warrants that:

(ii)	the Total Purchase Price does not exceed 10% of the greater of Subscriber’s annual income or net worth; or

(i)	the Subscriber is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

8.      No Market. The Subscriber understands that the Shares are not registered on any public trading market and that the Company does not anticipate that a public trading market for the Shares will develop.

9.      Indemnification. Subscriber agrees to indemnify, hold harmless and defend the Company, its stockholders, directors, officers, employees, agents, and affiliates, and to hold them harmless from and against any and all claims, liabilities, damages and expenses (including court costs and attorneys’ fees) incurred on account of or arising out of:

9.1             Any breach of or inaccuracy in the Subscriber’s representations, warranties or agreements in this Agreement, including the defense of any claim based on any allegation of fact inconsistent with any of such representations, warranties or agreements; or

9.2             Any disposition of the Shares contrary to this Agreement.

Subscriber expressly agrees that its indemnification obligations pursuant to this Agreement extend to indemnifying the Company in the event it prevails in an action hereunder against Subscriber.

10.   Update of Representations and Warranties; Reliance by the Company. All information that Subscriber has provided, or will provide, to the Company regarding the Subscription Documents is true, correct and complete as of the date of execution of this Agreement and as of the date of Closing. Subscriber will promptly provide to the Company written notice of any material changes to information provided to the Company. Subscriber acknowledges and understands the Company will rely on the representations and warranties contained in this Agreement to determine the applicability of certain securities laws, the suitability of Subscriber as an investor in the Company, and for certain other purposes.

11.   No Representations, Warranties or Covenants. Neither the Company nor any of its stockholders, directors, officers, employees, agents or affiliates has made any oral or written

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representations, warranties or covenants to the Subscriber, other than those expressly set forth in the Offering Circular and this Agreement.

12.   Tax Considerations. The Subscriber is not relying on the Company, or the Company’s directors, officers, or professional advisers regarding tax considerations involved in an investment in the Shares. Subscriber understands and acknowledges that there are no assurances as to the tax results of this Agreement. SUBSCRIBER HAS HAD THE OPPORTUNITY TO CONSULT WITH SUBSCRIBER’S OWN LEGAL, ACCOUNTING, TAX, INVESTMENT AND OTHER ADVISERS WITH RESPECT TO THE TAX TREATMENT OF AN INVESTMENT IN THE SHARES AND THE MERITS AND RISKS OF AN INVESTMENT IN THE SHARES.

13.	Ownership. Subscriber will hold the Shares as set forth in this Agreement.

14.   Amendments and Waivers. This Agreement may be amended and the observance of any provision may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each party to be bound by such an amendment or waiver. No provision of this Agreement will be deemed to have been waived unless a waiver is contained in a written notice given to the party claiming waiver has occurred, and no waiver shall be deemed to be a waiver of any other or further obligation or liability of the party in whose favor the waiver was given. It is understood that this Agreement is not binding on the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and shall be noted by execution of this Agreement where indicated. Subscriber hereby acknowledges that this Agreement may not be revoked by the Subscriber. Subscriber agrees that if this Agreement is accepted, Subscriber shall, and Subscriber hereby elects to, execute any and all further documents requested by the Company in connection with this Agreement.

15.   Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by Subscriber or by the Company in connection with this Agreement or the Subscription Documents will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Company or Subscriber, and the issuance and sale of the Shares.

16.   Successors. This Agreement and the representations and warranties contained herein will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of Subscriber and the Company.

17.   Notices. Whenever notice is required or permitted by this Agreement to be given, it shall be in writing. When notice is given to Subscriber, it shall be pursuant to the instructions set forth in Subscriber’s Notification Information Page or to an update thereto as Subscriber shall provide to the Company in writing. When notice is given to the Company, it shall be sent to Iroquois Valley Farmland REIT, PBC, P.O. Box 5850, Evanston, IL 60204, or to another address as the Company shall provide to the Subscriber in writing. Electronic mail is permitted as a means to give notice. Notice given by electronic mail shall be effective upon receipt, if confirmed. Notice given by mail or personal delivery shall be effective upon delivery. Notices received on non–business days in the jurisdiction of the addressee are not deemed effective until the next business day. A copy of all notices sent to the Company shall be delivered to Stahl Cowen Crowley Addis LLC, 55 W. Monroe Street, Suite 1200, Chicago, Illinois 60603; Attention: Timothy P. Fitzgerald, Esq., with an email copy to tfitzgerald@stahlcowen.com.

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18.   Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Illinois.

19.   Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

20.   Number and Gender. Whenever the context requires, the use of the singular number shall be deemed to include the plural and vice versa. Each gender shall be deemed to include each other gender and the neuter as well, and each shall include a natural person, corporation, limited liability company, partnership, trust or other legal entity, whenever the context so requires.

21.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. A PDF copy or other electronic signature shall be deemed an original for purposes of executing this Agreement.

22.   Agreement. The Offering Materials and the Subscription Documents constitute the entire agreement between the parties concerning Subscriber’s investment in the Company pursuant to the Offering Circular. It supersedes any prior agreement, arrangement, or understanding between the parties regarding such investment in the Company. No other offering literature, presentations, or other advertising of any kind will constitute or otherwise serve to amend or modify any agreement between the parties. All attachments, exhibits, schedules, addenda and like documents (but explicitly excluding any statutes, rules or regulations) referenced in this Agreement are hereby incorporated herein unless expressly excluded.

23.   Severability. If any provision of this Agreement, or the application of a provision to any person or circumstance, shall be held to be invalid, unlawful, or unenforceable to any extent, the remainder of this Agreement, and the application of the provision other than to the persons or in the circumstances deemed invalid, unenforceable or unlawful, shall not be affected, and each remaining provision shall continue to be valid and may be enforced to the fullest extent permitted by law.

24.   Power of Attorney. Subscriber irrevocably constitutes and appoints the Company with full power of substitution, as the undersigned's true and lawful representative and attorney-in fact for the undersigned with respect to the Company and the Shares, granting unto such attorney-in-fact full power and authority on behalf and in the name, place and stead of the Subscriber to make, execute, acknowledge, deliver, answer to, file and record in all necessary or appropriate places any documents, tax elections, certificates or instruments which may be considered necessary or desirable by the Company to carry out fully the provisions of this Agreement and the Offering Circular. The foregoing is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death, incompetence or incapacity of Subscriber. Subscriber hereby agrees to be bound by all of the actions of the Company as attorney-in-fact and irrevocably waives any and all defenses which may be available to the Subscriber to contest, negate or disaffirm the actions of the Company, its directors, its officers, or successors under this Power of Attorney, and hereby ratifies and confirms all acts which said attorney-in-fact may take as attorney-in-fact hereunder in all respects, as though performed by the Subscriber.

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EXHIBIT A

INSTRUCTIONS TO PROSPECTIVE INVESTORS

In order to subscribe for Shares issued by the Company pursuant to the Offering Circular, Subscribers should carefully read the Offering Materials and the Subscription Documents provided to you (all of which you are urged to review with your professional tax, financial and legal advisers). All persons or entities wishing to subscribe (each a “Subscriber”) should complete the following steps:

1.	Complete and sign the (i) INVESTMENT INFORMATION (page 10), (ii) SUBSCRIBER INFORMATION (page 11-12), (iii) SUPPLEMENTAL INFORMATION FOR NON-NATURAL PERSONS, if applicable (page 13), and (iv) SIGNATURE PAGE (page 14).
2.	Complete and sign IRS Form W-9 (Request for Taxpayer Identification Number and Certification) as provided by the Department of Treasury, Internal Revenue Service, and included herein as Exhibit B.
3.	Make your check payable to “Iroquois Valley Farmland REIT, PBC” or wire-transfer your subscription payment to the Company. Wire instructions will be provided by the Company upon request.
4.	Make a copy of the documents for your records.
5.	Deliver the following completed information: (i) INVESTMENT INFORMATION page, (ii) Subscriber Information page, (iii) SUPPLEMENTAL INFORMATION FOR NON-NATURAL PERSONS page, if applicable, (iv) SIGNATURE PAGE, (v) IRS Form W-9 (Request for Taxpayer Identification Number and Certification), and (vii) along with your check payable to “Iroquois Valley Farmland REIT, PBC” (unless paying by wire) to:

Mail Iroquois Valley Farms P.O. Box 5850 Evanston, IL 60204 Attn. Subscription Processing	E-Mail invest@iroquoisvalleyfarms.com

Note: If investing through a Custodian (via a self-directed retirement account or managed account), please speak with the Custodian about the process for completing the Subscription Agreement and Exhibits. A subscription will not be accepted without all the required information as outlined above.

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INVESTMENT INFORMATION

INVESTMENT ACCOUNT NAME:

____________________________________________________________________________

(this is the name under which the Shares will be recorded, if using a custodian please discuss the name under which the investment will be recorded)

STATE OF RESIDENCE / LOCATION OF ENTITY: ________________ (for investments with custodians this should reflect the state of the account beneficiary)

SOCIAL SECURITY NUMBER / TAXPAYER ID:

_________________________________________________

(the number provided here will be used on all required tax mailings and should match the IRS Form W-9 provided in Exhibit B)

SUBSCRIBER ELIGIBILITY (check one):

(please reach out to the Company with questions about eligibility)

☐ I am an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

☐ I am not an accredited investor and the Total Purchase Price of Shares does not exceed ten percent (10%) of the greater of my annual income or net worth.

INVESTMENT ACCOUNT TYPE (check one):

☐ Individual; ☐ Joint Tenants with Right of Survivorship (JTWROS);

☐ Tenants in Common; ☐ Retirement Account; ☐ Trust (revocable); ☐ Trust (irrevocable);

☐ Corporation; ☐ Partnership; ☐ Limited Liability Company; ☐ Other: ________________

INVESTMENT AMOUNT INFORMATION

Please make investments in whole share increments. The minimum investment is Seventeen (17) Shares ($10,132) and the maximum investment is 3,356 Shares ($2,000,176).

Number of Shares	Price per share X $596.00	TOTAL PURCHASE PRICE =

INVESTMENT METHOD INFORMATION Please choose the method for investing capital with Iroquois Valley Farmland REIT, PBC.

☐ ELECTRONIC TRANSFER

Sending Institution and Account Name: ________________________________________

________________________________________

Iroquois Valley Farmland REIT, PBC bank details are available upon request.

☐ PAPER CHECK Please make check payable to: Iroquois Valley Farmland REIT, PBC and send to: PO Box 5850, Evanston, IL 60204

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SUBSCRIBER INFORMATION

SUBSCRIBER OR AUTHORIZED AGENT / REPRESENTATIVE

Name: _______________________________________________

Title (if applicable): __________________________

Social Security Number:________________________

Mailing Address: ________________________________________________________________

Phone: _____________________ Email: ____________________________________________

Date of Birth: ___________________ Citizenship: _____________________________________

☐ Check here to include as email contact with access to online investor portal

CUSTODIAN INFORMATION If the investment is being made through a custodian, please enter the information below.

Custodian Name: _____________________________________________________________

Custodian Contact Person(s): ____________________________________________________

Address: _____________________________________________________________________

Phone: _____________________________ Email: ___________________________________

DIVIDEND PAYEE AND ADDRESS INFORMATION

Dividend payments will be made out to the Investment Account Name used above and mailed to the subscriber / agent address provided unless alternate instructions are provided below.

☐ ELECTRONIC TRANSFER

Bank Name: ________________________________ ABA / Routing: _____________________

Account Name / Holder: ___________________________ Account #: ____________________

Other Instructions: _____________________________________________________________

☐ PAPER CHECK (alternate to subscriber / agent above)

Alternate Check Payee: __________________________________________________________

Alternate Check Mailing Address: __________________________________________________

__________ ____________________________________________________________________

Additional Memo Requirements: ___________________________________________________

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TAX RECIPIENT AND ADDRESS INFORMATION

Tax documents will be made out to the Investment Account Name used above and mailed to the subscriber / agent address provided unless alternate instructions are provided below.

Alternate Tax Document Recipient:________________________________________________

Alternate Tax Document Mailing Address: ___________________________________________

______________________________________________________________________________

FINANCIAL REPRESENTATIVE INFORMATION

If the investment is being made through a financial professional, enter the information below. Please list all contact persons who should receive information regarding the investment.

Company Name: _______________________________________________________________

Contact Name(s): _____________________________________________________________

Email(s): ____________________________________________________________________

Phone: __________________________________

☐ Check here to include as email contact with access to online investor portal

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ADDDITIONAL SUBSCRIBER INFORMATION

Iroquois Valley Farmland REIT, PBC requires information for the natural persons associated with joint investments, partnerships, limited liability companies or disregarded entities. Please complete the following information for all natural persons associated with, or benefitting from, the such entities.

ADDITIONAL PERSON ONE

Name: _______________________________ Social Security Number: ____________________

Address: ______________________________________________________________________

Phone: ____________________ Email: ____________________________________________

Date of Birth: ___________________ Citizenship: _____________________________________

☐ Check here to include as email contact with access to online investor portal

ADDITIONAL PERSON TWO

Name: _______________________________ Social Security Number: ____________________

Address: ______________________________________________________________________

Phone: ____________________ Email: ____________________________________________

Date of Birth: ___________________ Citizenship: _____________________________________

☐ Check here to include as email contact with access to online investor portal

ADDITIONAL PERSON THREE

Name: _______________________________ Social Security Number: ____________________

Address: ______________________________________________________________________

Phone: ____________________ Email: ____________________________________________

Date of Birth: ___________________ Citizenship: _____________________________________

☐ Check here to include as email contact with access to online investor portal

ADDITIONAL PERSON FOUR

Name: _______________________________ Social Security Number: ____________________

Address: ______________________________________________________________________

Phone: ____________________ Email: ____________________________________________

Date of Birth: ___________________ Citizenship: _____________________________________

☐ Check here to include as email contact with access to online investor portal

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SUPPLEMENTAL INFORMATION FOR NON-NATURAL PERSONS

As a REIT, the Company is required to collect information on all the potential beneficial or constructive owners. All Subscribers that are non-natural persons (LLCs, Partnerships, Corporations, Foundations, Trusts, etc.) need to fill out the questions below.
Please provide the name and state of residence for each equity holder, director, manager, officer, trustee, principle beneficiary, and/or other entities which owns or controls directly or indirectly, over 10% of the Subscriber: __________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ Please provide a breakdown of the number of each of the following types of beneficial owners in the Subscriber, and, if a beneficial owner is a corporation, limited liability company, partnership, trust, or other entity type, provide the number of equity owners, beneficiaries, and/or other beneficial holders of each such beneficial owner. Type of Beneficial Owner # of Beneficial Owners If Beneficial Owners Are Entities, # of Their Beneficial Owners Individual ___________________________ Not Applicable Corporation ___________________________ ___________________________ Partnership ___________________________ ___________________________ Trust ___________________________ ___________________________ Other ___________________________ ___________________________ Is the prospective investor a corporate pension, stock bonus or profit-sharing plan, “simplified employee pension plan,” so-called “Keogh” plan for self-employed individuals, individual retirement account, welfare benefit plan (such as a medical plan, death benefit plan or prepaid legal services plan), governmental plan, church plan, or any entity whose underlying assets are considered to be plan assets by reason of any investment in the entity, or otherwise a “benefit plan investor” within the meaning of Section 2510.3101(h)(2) of title 29 of the Code of Federal Regulations (Department of Labor plan assets regulations)? o Yes; o No The undersigned represents and warrants that the corporation, partnership, limited liability company or similar entity, as the case may be, has been duly organized or formed, validly exists, and is in good standing under the laws of the jurisdiction of its organization or formation. The entity represents and warrants that it has full power and authority to enter into the transactions contemplated by this Agreement.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date shown.

DATE: ________________________________
NAME OF SUBSCRIBER(S): ___________________________________________________________________ ___________________________________________________________________
NAME AND TITLE OF AUTHORIZED SIGNATORY (if applicable): ___________________________________________________________________ ___________________________________________________________________

SIGNATURE OF SUBSCRIBER(S) OR AUTHORIZED REPRESENTATIVE: ___________________________________________________________________ ___________________________________________________________________

SUBSCRIPTION ACCEPTANCE by IROQUOIS VALLEY FARMLAND REIT, PBC DATE: ________________________ BY: ___________________________________________
NAME: __________________________________ TITLE: _____________________________

CLOSING DATE AND ACKNOWLEDGEMENT DATE: ________________________ INITIALS:_____________________________________

All action on Subscriber’s required for the lawful execution and delivery of this Agreement and other agreements required hereunder has been or will be taken prior to the Closing Date.

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EXHIBIT B

IRS FORM W-9 (Request for Taxpayer Identification Number and Certification)

REQUEST NOTICE

In order to comply with federal tax requirements, each Subscriber must provide a completed and signed IRS Form W-9 (Request for Taxpayer Identification Number and Certification) as provided by the Department of Treasury, Internal Revenue Service. Each Subscriber’s completed IRS Form W-9 (Request for Taxpayer Identification Number and Certification) will be kept on record by the Company for compliance with the Internal Revenue Code and Regulations promulgated thereunder.

The first page of IRS Form W-9 (Request for Taxpayer Identification Number and Certification) is appended to this Exhibit. This is the only page the Company needs from the Subscriber. For the full document, which includes instructions for the IRS Form W-9, the form can be attained by clicking this link or going directly to https://www.irs.gov/pub/irs-pdf/fw9.pdf (as of the date of this Offering).

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